EXHIBIT 23.1


MOORE STEPHENS
ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone: (604)737-8117  Facsimile: (604)714-5916
E-Mail: generaldelivery@ellisfoster.com              Reply Attention:  D.T. Kong
--------------------------------------------------------------------------------



November 22, 2001




CYOP Systems International Incorporated
c/o 1000 - 409 Granville Street
Vancouver, BC
V6C 1T2

Dear Sirs:

Re:  Form SB-2

We refer to the Form SB-2 Registration Statement of CYOP Systems International Incorporated (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements for the year ended December 31, 2000 and have provided an audit report dated June 4, 2001 in connection with the preparation of the Form SB-2 Registration Statement. We hereby consent to the filing of our audit report as part of the aforementioned Form SB-2 Registration Statement.

Moore Stephens Ellis Foster Ltd. consents to the filing of this consent letter as an exhibit to the Form SB-2 Registration Statement and consents to the reference to our firm in the Form SB2 Registration Statement.

Yours truly,

/s/MOORE STEPHENS ELLIS FOSTER LTD.
-----------------------------------
MOORE STEPHENS ELLIS FOSTER LTD.


--------------------------------------------------------------------------------
EF   A partnership of incorporated professionals

     An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited

     - members in principal cities throughout the world